Exhibit 4.2

Exhibit B

[UNLESS THIS GLOBAL WARRANT CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT.

ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS GLOBAL WARRANT CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT (THE “WARRANT AGREEMENT”) DATED AS OF NOVEMBER 18, 2016 BETWEEN SYNTHETIC BIOLOGICS, INC. AND CORPORATE STOCK TRANSFER, INC., SOLELY IN ITS CAPACITY AS WARRANT AGENT. BY ACCEPTING DELIVERY OF THE SECURITIES REPRESENTED BY THIS GLOBAL WARRANT CERTIFICATE, ANY TRANSFEREE SHALL BE DEEMED TO HAVE AGREED TO BE BOUND BY THE WARRANT AGREEMENT AS IF THE TRANSFEREE HAD EXECUTED AND DELIVERED THE WARRANT AGREEMENT.]

EXERCISABLE ON OR AFTER NOVEMBER 18, 2016

AND UNTIL 5:00 P.M. (NEW YORK TIME) ON THE EXPIRATION DATE

CUSIP:	87164U 128
No.		Warrants to Purchase [____________] Shares

Series B Warrant Certificate

WARRANTS TO ACQUIRE COMMON STOCK OF SYNTHETIC BIOLOGICS, INC.

This Series B Warrant Certificate (the “Warrant Certificate”) certifies that [______________], or registered assigns, is the registered holder of Warrants (the “Warrants”) to acquire from Synthetic Biologics, Inc., a Nevada corporation (the “Company”), the aggregate number of fully paid and non-assessable shares of common stock of the Company, $0.001 par value per share (the “Common Stock”), specified above for consideration equal to the Series B Exercise Price (as defined in the Warrant Agreement (as defined below)) per share of Common Stock. The Series B Exercise Price and number of shares of Common Stock and/or type of securities or property issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement. The Warrants evidenced by this Warrant Certificate shall not be exercisable after and shall terminate and become void as of 5:00 P.M., New York time, on December 31, 2017 (the “Expiration Date”).

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of warrants expiring on the Expiration Date entitling the Holder hereof to receive shares of Common Stock, and is issued or to be issued pursuant to a Warrant Agreement dated November 18, 2016 (the “Warrant Agreement”), duly executed and delivered by the Company to Corporate Stock Transfer, Inc., as warrant agent (the “Warrant Agent”, which term includes any successor warrant agent under the Warrant Agreement), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Holders (“Holders” meaning, from time to time, the registered holders of the warrants issued thereunder). To the extent any provisions of this Warrant Certificate conflicts with any provision of the Warrant Agreement, the provisions of the Warrant Agreement shall apply. A copy of the Warrant Agreement may be obtained by the Holder hereof upon written request to the Company at Synthetic Biologics, Inc., 9605 Medical Center Drive, Suite 270, Rockville, MD 20850, Attn: Chief Financial Officer. Capitalized terms not defined herein have the meanings ascribed thereto in the Warrant Agreement.

The Warrants evidenced by this Warrant Certificate may be exercised, in whole or in part, at any time on or after November 18, 2016 and on or before the Expiration Date, in the manner and subject to the terms of the Warrant Agreement including, but not limited to, Section 4 thereof. Each exercise must be for a whole number of Warrant Shares.

The Warrant Agreement provides that upon the occurrence of certain events the Series B Exercise Price set forth in this Warrant Certificate may, subject to certain conditions, be adjusted, and that upon the occurrence of certain events the number of shares of Common Stock and/or the type of securities or other property issuable upon the exercise of the Warrants evidenced by this Warrant Certificate shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of the Warrants evidenced by this Warrant Certificate, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered Holder thereof in person or by such Holder’s legal representative or attorney duly appointed and authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate the right to purchase a like number of Warrant Shares.

Each taker and holder of this Warrant Certificate, by taking or holding the same, consents and agrees that the holder of this Warrant Certificate when duly endorsed in blank may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby or the person entitled to the transfer hereof on the register of the Company maintained by the Warrant Agent, any notice to the contrary notwithstanding, provided that until such transfer on such register, the Company and the Warrant Agent may treat the registered Holder hereof as the owner for all purposes.

Except as set forth in the Warrant Agreement, the Warrants evidenced by this Warrant Certificate do not entitle any Holder to any of the rights of a stockholder of the Company.

This Warrant Certificate and the Warrant Agreement are subject to amendment as provided in the Warrant Agreement.

This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

[The remainder of this page has been left intentionally blank.]

IN WITNESS WHEREOF, the undersigned have caused this [Global Warrant] Certificate to be executed as of the date set forth below.

SYNTHETIC BIOLOGICS, INC.

By:
Name:
Title:

Dated:

Countersigned: CORPORATE STOCK TRANSFER, INC., as Warrant Agent

By:
Name:
Title:

[Signature page to [Global] Warrant Certificate]

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________________________________ the right represented by the within Warrant Certificate to purchase ______________ shares of common stock of Synthetic Biologics, Inc. to which the within Warrant Certificate relates and appoints ____________________________________ attorney to transfer said right on the books of Synthetic Biologics, Inc. with full power of substitution in the premises.

Dated:

Printed Name of Holder

Signature of Holder (signature must conform in all respects to name of holder as specified on the front page of the Warrant Certificate)

Title of Signatory (if Holder is not a natural person)

Address of Transferee:

Signature Guaranteed By:

The signature to this Form of Assignment must correspond with the name as it appears on the face of the Warrant Certificate in every particular. Officers signing on behalf of a corporation, partnership, trust or other entity must provide evidence of authority to assign the foregoing Warrant upon request of the Company or Warrant Agent. The signature must be guaranteed by a U.S. chartered bank or by a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program.

Exhibit C

FORM OF ELECTION TO PURCHASE

To Synthetic Biologics, Inc.:

In accordance with [Warrant Certificate No. enclosed with this Form of Election to Purchase][the Global Warrant Certificate to be delivered in connection with this Form of Election to Purchase in the manner contemplated by the Warrant Agreement], the undersigned hereby irrevocably elects to exercise the Warrants evidenced by this Warrant Certificate with respect to Warrant Shares in accordance with the terms of the Warrant Agreement dated November 18, 2016, between Synthetic Biologics, Inc., a Nevada corporation, and Corporate Stock Transfer, Inc., as warrant agent (the “Warrant Agreement”). Terms used and not defined herein have the meanings specified in the Warrant Agreement.

1. Form of Exercise Price. The Holder intends that payment of the [Series A Exercise Price]/[Series B Exercise Price] shall be made as:

___ a Cash Exercise; or

___ a Cashless Exercise (provided, however, that, pursuant to the Warrant Agreement, this form of exercise shall only be available if an effective registration statement is not available for the issuance of the Warrant Shares).

2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder hereby agrees to pay the Aggregate Exercise Price, in lawful money of the United States, by certified check payable to the Warrant Agent, as agent for the Company, or bank draft payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company (or as otherwise agreed to by the Company) delivered to the Warrant Agent, together with any applicable taxes payable by the undersigned pursuant to the terms of the Warrant Agreement.

Unless the Warrant Shares will be delivered electronically via DWAC, the undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of:

Name:
Address:

Social Security or Tax I.D. No.:

C-1

If the Warrant Shares will be delivered electronically via DWAC, the undersigned requests that the Warrant Shares issuable upon this exercise be issued to the following account:

Name of DTC Participant:

DTC Participant Number:

Name of Account at DTC Participant to be credited with the Warrant Shares:

Account Number at DTC Participant to be credited with the Warrant Shares:

This Election to Purchase is delivered by:

Signature (and title, if applicable) of Authorized Signatory of Holder

Name of Holder

Date

C-2

Warrant Shares Exercise Log

Series A Warrant Shares:

Date	Number of Series A Warrant Shares Available to be Exercised	Number of Series A Warrant Shares Exercised	Number of Series A Warrant Shares Remaining to be Exercised

Series B Warrant Shares:

Date	Number of B Warrant Shares Available to be Exercised	Number of Series B Warrant Shares Exercised	Number of Series B Warrant Shares Remaining to be Exercised